EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 12, 2014 with respect to the audited financial statements of SouthCorp Capital, Inc. for the period from Inception (March 26, 2014) through April 30, 2014 .

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

July 15, 2014